EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-142906, File No. 333-167688, File No. 333-183436, File No. 333-184956, File No. 333-207114, File No. 333-264212 and File No. 333-282092 and Form S-3, File No. 333-284153 of TSS, Inc. of our report dated April 15, 2025, relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K.

/s/ Weaver and Tidwell L.L.P.
Fort Worth, Texas
April 15, 2025